SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 18, 2003

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, and telephone number	I.R.S. Employer Identification Number

1-3274	Florida Power Corporation d/b/a Progress Energy Florida, Inc.	59-0247770
100 Central Avenue St. Petersburg, Florida 33701 Telephone: (727) 820-5151

State of Incorporation: Florida

The address of the registrant has not changed since the last report.

ITEM 5. OTHER EVENTS

     (a)  UNDERWRITING AGREEMENT. The Registrant has entered into an Underwriting Agreement, dated November 18, 2003, by and among the Registrant and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters, in connection with the offering of $300,000,000 aggregate principal amount of the Registrant’s First Mortgage Bonds, 5.10% Series due 2015, registered with the Securities and Exchange Commission on Form S-3 (Reg. No. 333-103974). A copy of the Underwriting Agreement is filed herewith as Exhibit 1.

     (b)  FORTY-THIRD SUPPLEMENTAL INDENTURE. The Registrant has entered into a Forty-Third Supplemental Indenture, dated as of November 1, 2003, to its Indenture, dated January 1, 1944, as supplemented (the “Mortgage”), with JPMorgan Chase Bank, as successor Trustee, in connection with the issuance of the Registrant’s First Mortgage Bonds, 5.10% Series due 2015. A copy of the Forty-Third Supplemental Indenture to the Mortgage is filed herewith as Exhibit 4.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c)  EXHIBITS.

1	Underwriting Agreement, dated November 18, 2003, by and among the Registrant and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters.

4	Forty-Third Supplemental Indenture, dated as of November 1, 2003, to the Registrant’s Indenture, dated January 1, 1944, as supplemented, with JPMorgan Chase Bank, as successor Trustee.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA POWER CORPORATION d/b/a
PROGRESS ENERGY FLORIDA, INC.

By:	/s/ Peter M. Scott III

Peter M. Scott III
Executive Vice President and
Chief Financial Officer

Date: November 21, 2003

EXHIBIT INDEX

1	Underwriting Agreement, dated November 18, 2003, by and among the Registrant and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the several underwriters.

4	Forty-Third Supplemental Indenture, dated as of November 1, 2003, to the Registrant’s Indenture, dated January 1, 1944, as supplemented, with JPMorgan Chase Bank, as successor Trustee.